Execution Copy



================================================================================





                              CSS INDUSTRIES, INC.








              $50,000,000 4.48% Senior Notes due December 13, 2009



                                 --------------


                             NOTE PURCHASE AGREEMENT


                                  -------------





                          Dated as of December 12, 2002




================================================================================

                                                  TABLE OF CONTENTS
                                            (Not a part of the Agreement)

SECTION                                                HEADING                                                PAGE
SECTION 1.                 AUTHORIZATION OF NOTES.................................................................1


SECTION 2.                 SALE AND PURCHASE OF NOTES; SUBSIDIARY GUARANTIES......................................1


SECTION 3.                 CLOSING................................................................................2


SECTION 4.                 CONDITIONS TO CLOSING..................................................................2

       Section 4.1.        Representations and Warranties.........................................................2
       Section 4.2.        Performance; No Default................................................................3
       Section 4.3.        Compliance Certificates................................................................3
       Section 4.4.        Opinions of Counsel....................................................................3
       Section 4.5.        Purchase Permitted by Applicable Law, etc..............................................4
       Section 4.6.        Related Transactions...................................................................4
       Section 4.7.        Payment of Special Counsel Fees........................................................4
       Section 4.8.        Private Placement Number...............................................................4
       Section 4.9.        Changes in Corporate Structure.........................................................4
       Section 4.10.       Guaranty Agreements....................................................................4
       Section 4.11.       Intercreditor Agreement................................................................5
       Section 4.12.       Bank Loan Agreement....................................................................5
       Section 4.13.       Funding Instructions...................................................................5
       Section 4.14.       Proceedings and Documents..............................................................5

SECTION 5.                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................5

       Section 5.1.        Organization; Power and Authority......................................................5
       Section 5.2.        Authorization, etc.....................................................................6
       Section 5.3.        Disclosure.............................................................................6
       Section 5.4.        Organization and Ownership of Shares of Subsidiaries; Affiliates.......................6
       Section 5.5.        Financial Statements...................................................................7
       Section 5.6.        Compliance with Laws, Other Instruments, etc...........................................7
       Section 5.7.        Governmental Authorizations, etc.......................................................7
       Section 5.8.        Litigation; Observance of Agreements, Statutes and Orders..............................7
       Section 5.9.        Taxes..................................................................................8
       Section 5.10.       Title to Property; Leases..............................................................8
       Section 5.11.       Licenses, Permits, etc.................................................................8
       Section 5.12.       Compliance with ERISA..................................................................9
       Section 5.13.       Private Offering by the Company........................................................9
       Section 5.14.       Use of Proceeds; Margin Regulations...................................................10
       Section 5.15.       Existing Indebtedness; Future Liens...................................................10

       Section 5.16.       Foreign Assets Control Regulations, etc...............................................10
       Section 5.17.       Status under Certain Statutes.........................................................11
       Section 5.18.       Environmental Matters.................................................................11

SECTION 6.                 REPRESENTATIONS OF THE PURCHASERS.....................................................11

       Section 6.1.        Purchase for Investment...............................................................11
       Section 6.2.        Source of Funds.......................................................................12

SECTION 7.                 INFORMATION AS TO COMPANY.............................................................13

       Section 7.1.        Financial and Business Information....................................................13
       Section 7.2.        Officer's Certificate.................................................................16
       Section 7.3.        Inspection............................................................................16

SECTION 8.                 PREPAYMENT OF THE NOTES...............................................................17

       Section 8.1.        Required Prepayments..................................................................17
       Section 8.2.        Optional Prepayments with Make-Whole Amount...........................................17
       Section 8.3.        Change in Control.....................................................................18
       Section 8.4.        Allocation of Partial Prepayments.....................................................20
       Section 8.5.        Maturity; Surrender, etc..............................................................20
       Section 8.6.        Purchase of Notes.....................................................................21
       Section 8.7.        Make-Whole Amount.....................................................................21

SECTION 9.                 AFFIRMATIVE COVENANTS.................................................................22

       Section 9.1.        Compliance with Law...................................................................22
       Section 9.2.        Insurance.............................................................................22
       Section 9.3.        Maintenance of Properties.............................................................23
       Section 9.4.        Payment of Taxes and Claims...........................................................23
       Section 9.5.        Corporate Existence, etc..............................................................23
       Section 9.6.        Notes to Rank Pari Passu..............................................................23
       Section 9.7.        Changes in Status of Subsidiaries.....................................................24
       Section 9.8.        Additional Guarantors.................................................................24

SECTION 10.                NEGATIVE COVENANTS....................................................................25

       Section 10.1.       Transactions with Affiliates..........................................................25
       Section 10.2.       Minimum Net Worth.....................................................................25
       Section 10.3.       Fixed Charge Coverage Ratio...........................................................26
       Section 10.4.       Leverage Ratio........................................................................26
       Section 10.5.       Mergers, Consolidations and Sales of Assets...........................................26
       Section 10.6.       Liens and Encumbrances................................................................29
       Section 10.7.       Sale and Leaseback Transactions.......................................................30
       Section 10.8.       Investments...........................................................................30
       Section 10.9.       Line of Business......................................................................32

SECTION 11.                EVENTS OF DEFAULT.....................................................................32

SECTION 12.                REMEDIES ON DEFAULT, ETC..............................................................34

       Section 12.1.       Acceleration..........................................................................34
       Section 12.2.       Other Remedies........................................................................35
       Section 12.3.       Rescission............................................................................35
       Section 12.4.       No Waivers or Election of Remedies, Expenses, etc.....................................35

SECTION 13.                REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................................36

       Section 13.1.       Registration of Notes.................................................................36
       Section 13.2.       No Transfers of Notes to Competitors; Transfer and Exchange of Notes..................36
       Section 13.3.       Replacement of Notes..................................................................37

SECTION 14.                PAYMENTS ON NOTES.....................................................................37

       Section 14.1.       Place of Payment......................................................................37
       Section 14.2.       Home Office Payment...................................................................37

SECTION 15.                EXPENSES, ETC.........................................................................38

       Section 15.1.       Transaction Expenses..................................................................38
       Section 15.2.       Survival..............................................................................38

SECTION 16.                SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........................38


SECTION 17.                AMENDMENT AND WAIVER..................................................................39

       Section 17.1.       Requirements..........................................................................39
       Section 17.2.       Solicitation of Holders of Notes......................................................39
       Section 17.3.       Binding Effect, etc...................................................................39
       Section 17.4.       Notes Held by Company, etc............................................................40

SECTION 18.                NOTICES...............................................................................40


SECTION 19.                REPRODUCTION OF DOCUMENTS.............................................................40


SECTION 20.                CONFIDENTIAL INFORMATION..............................................................41


SECTION 21.                SUBSTITUTION OF PURCHASER.............................................................42


SECTION 22.                MISCELLANEOUS.........................................................................42

       Section 22.1.       Successors and Assigns................................................................42
       Section 22.2.       Payments Due on Non-Business Days.....................................................42
       Section 22.3.       Severability..........................................................................42
       Section 22.4.       Construction..........................................................................42

       Section 22.5.       Counterparts..........................................................................43
       Section 22.6.       Governing Law.........................................................................43
       Section 22.7.       Consent to Jurisdiction and Service of Process........................................43

Signature........................................................................................................44

SCHEDULE A     -- Information Relating to Purchasers

SCHEDULE B     -- Defined Terms

SCHEDULE 4.9   -- Changes in Corporate Structure

SCHEDULE 5.3   -- Disclosure Materials

SCHEDULE 5.4   -- Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5   -- Financial Statements

SCHEDULE 5.8   -- Certain Litigation

SCHEDULE 5.10  -- Existing Liens

SCHEDULE 5.11  -- Patents, etc.

SCHEDULE 5.14  -- Use of Proceeds

SCHEDULE 5.15  -- Existing Indebtedness

EXHIBIT 1      -- Form of 4.48% Senior Note due December 13, 2009

EXHIBIT 2      -- Form of Guaranty Agreements

EXHIBIT 3      -- Form of Intercreditor Agreement

EXHIBIT 4.4(a) -- Form of Opinion of Counsel for the Company

EXHIBIT 4.4(b) -- Form of Opinion of Special Counsel for the Guarantors

EXHIBIT 4.4(c) -- Form of Opinion of Special Counsel for the Purchasers

                              CSS INDUSTRIES, INC.
                          1845 Walnut Street, Suite 800
                        Philadelphia, Pennsylvania 19103



                    4.48% Senior Notes due December 13, 2009


                                                                     Dated as of
                                                               December 12, 2002


TO EACH OF THE PURCHASERS LISTED IN
 THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         CSS INDUSTRIES, INC., a Delaware corporation (the "Company"), agrees with the Purchasers listed in the attached Schedule A as follows:

SECTION 1. AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 4.48% Senior Notes due December 13, 2009 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by each Purchaser and the Company.

         Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES; SUBSIDIARY GUARANTIES.

         (a) Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations, and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

         (b) Subsidiary Guaranties. Pursuant to the Guaranty Agreements entered into on the date of the Closing, each Guarantor will guarantee the prompt payment, when due, by acceleration or otherwise, of the principal, interest and Make-Whole Amount, if any, payable by the Company with respect to any Note or Notes issued by the Company pursuant to this Agreement, and the prompt performance and payment of all other indebtedness, indemnities, covenants, obligations and liabilities of the Company under this Agreement.

CSS Industries, Inc.                                     Note Purchase Agreement



         (c) Intercreditor Agreement. The Purchasers and each Bank will enter into an Intercreditor Agreement dated as of December 13, 2002 (the "Intercreditor Agreement") providing for the sharing of proceeds received (i) by the Purchasers under the Guaranty Agreements and (ii) by the Banks under the guaranties entered into by the Subsidiaries pursuant to the Bank Loan Agreement in favor of the Banks. The Intercreditor Agreement will be in the form attached hereto as Exhibit 3.

SECTION 3. CLOSING.

         The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing (the "Closing") on December 13, 2002 or on such other Business Day thereafter on or prior to December 19, 2002 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

         The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

         Section 4.1. Representations and Warranties. (a) The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         (b) The representations and warranties of the Guarantors in the Guaranty Agreements shall be correct when made and at the time of the Closing.

         Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing. The Company shall not have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

CSS Industries, Inc.                                     Note Purchase Agreement


         Section 4.3. Compliance Certificates.

         (a) Company Officer's Certificate. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.9 have been fulfilled.

         (b) Guarantor Certificate. The Guarantors shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Section 4.1(b) have been fulfilled.

         (c) Company Secretary's Certificate. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

         (d) Guarantor Secretary's Certificate. Each Guarantor shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Guaranty Agreements.

         (e) ERISA Certificate. If such Purchaser shall have made the disclosures referred to in Section 6.2(b), (c) or (e), such Purchaser shall have received the certificate from the Company described in the penultimate paragraph of Section 6.2 and such certificate shall state that (i) the Company is neither a "party in interest" nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to Section 6.2(b) or (e) or (ii) with respect to any plan, identified pursuant to Section 6.2(c), neither the Company nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has, at such time or during the immediately preceding one year, exercised the authority to appoint or terminate the QPAM as manager of the assets of any plan identified in writing pursuant to Section 6.2(c) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans.

         Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a) from Michael A. Santivacsi, Esq., counsel to the Company and Morgan, Lewis & Bockius LLP, counsel for the Company, together covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to such Purchaser), (b) from special counsel for each Guarantor, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinions to such Purchaser), and (c) from Chapman and Cutler, Purchasers' special counsel in connection with such transactions, substantially in the form set forth in
Exhibit 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

         Section 4.5. Purchase Permitted by Applicable Law, etc. On the date of the Closing each purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

         Section 4.6. Related Transactions. The Company, contemporaneously herewith, shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the date of the Closing pursuant to this Agreement.

         Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid at the Closing the fees, charges and disbursements of the Purchasers' special counsel referred to in
Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

         Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

         Section 4.9. Changes in Corporate Structure. Except as specified in
Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

        Section 4.10. Guaranty Agreements. Such Purchaser shall have received the Guaranty Agreements duly executed and delivered by the Guarantors party thereto and such Guaranty Agreements shall be in full force and effect on the date of the Closing.

        Section 4.11. Intercreditor Agreement. Such Purchaser shall have received the Intercreditor Agreement duly executed and delivered by the parties thereto and such Intercreditor Agreement shall be in full force and effect on the date of the Closing.

        Section 4.12. Bank Loan Agreement. Such Purchaser shall have received a copy of the Bank Loan Agreement, certified as true and correct by a appropriate officer of the Company, which Bank Loan Agreement shall be in full force and effect on the date of the Closing.

        Section 4.13. Funding Instructions. At least three Business Days prior to the date of the Closing, such Purchaser shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (i) the name and address of the transferee bank, (ii) such transferee bank's ABA number, (iii) the account name and number into which the purchase price for the Notes is to be deposited, and
(iv) the name and telephone number of the account representative responsible for verifying receipt of such funds.

CSS Industries, Inc.                                     Note Purchase Agreement



        Section 4.14. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Purchaser that:

         Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

         Section 5.2. Authorization, etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 5.3. Disclosure. The Company, through its agent, PNC Capital Markets, Inc., has delivered to each Purchaser a copy of a Confidential Offering Memorandum, dated September, 2002 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since March 31, 2002, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to each Purchaser by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

CSS Industries, Inc.                                     Note Purchase Agreement



         Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, its status (whether a Restricted Subsidiary or an Unrestricted Subsidiary), the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

         (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) Other than Funding, no Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

CSS Industries, Inc.                                     Note Purchase Agreement



         Section 5.6. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         Section 5.7. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.
(a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1994.

CSS Industries, Inc.                                     Note Purchase Agreement



        Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens, other than Liens disclosed in Schedule 5.10 and other Permitted Liens. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

        Section 5.11. Licenses, Permits, etc. Except as disclosed in Schedule 5.11,

         (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

         (b) to the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

         (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

        Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in section 3 of ERISA.

CSS Industries, Inc.                                     Note Purchase Agreement



         (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of the Purchasers' representations in Section
6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

        Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than twenty (20) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

        Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 0% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 0% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

        Section 5.15. Existing Indebtedness; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of September 30, 2002, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or any Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

CSS Industries, Inc.                                     Note Purchase Agreement



         (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6.

        Section 5.16. Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, and without limiting the foregoing, neither the Company nor any Subsidiary (i) is or will become a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or
(ii) to the knowledge of any Responsible Officer of the Company, engages or will engage in any dealings or transactions, or be otherwise associated, with any such person.

        Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

        Section 5.18. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to each Purchaser in writing:

                   (a) neither the Company nor any of its Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by it or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                   (b) to the knowledge of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

CSS Industries, Inc.                                     Note Purchase Agreement



                   (c) to the knowledge of the Company and its Subsidiaries, all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

         Section 6.1. Purchase for Investment. Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or such account's property shall at all times be within such Purchaser's or such account's control, as applicable. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

         Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

                   (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

                   (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                   (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

CSS Industries, Inc.                                     Note Purchase Agreement



                   (d) the Source is a governmental plan; or

                   (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                   (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan; provided, however, that if the Company cannot truthfully make the required statement in clause (i) or (ii), as applicable, in connection with a transfer of any Note, the Company shall deliver a certificate to such Purchaser so stating and the Company shall not be required to register such transfer under Section 13.1 or execute and deliver new Notes to the transferee thereof under Section 13.2.

         As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

         Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

                   (a) Quarterly Statements -- promptly, and in any event within forty-five (45) days (or such shorter period as the SEC may require) after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, as at the end of such quarterly fiscal period setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, duplicate copies of

CSS Industries, Inc.                                     Note Purchase Agreement



                            (i) a balance sheet and a statement of income, in
                  each case, on a consolidated and consolidating basis for the Company and its Subsidiaries, and

                           (ii) a cash flow statement on a consolidated basis
                  for the Company and its Subsidiaries,

         all in reasonable detail and certified by the chief financial officer, treasurer or vice president of finance of the Company to have been prepared in accordance with GAAP (without footnotes) and as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

                   (b) Annual Statements -- promptly, and in any event within ninety (90) days (or such shorter period as the SEC may require) after the end of each fiscal year of the Company, as at the end of such fiscal year, setting forth, in each case, in comparative form the corresponding figures as at the end of the previous fiscal year, duplicate copies of

                            (i) a balance sheet and a statement of income, in
                  each case, on a consolidated and consolidating basis for the Company and its Subsidiaries, and,

                           (ii) a cash flow statement and a retained earnings
                  statement, in each case, on a consolidated basis for the Company and its Subsidiaries,

         all in reasonable detail, audited and certified without qualifications or limitations as to scope, except those which are acceptable to the Required Holders, (as to the consolidated statements) by independent public accountants of recognized standing, selected by the Company and satisfactory to the Required Holders, to have been prepared in accordance with GAAP and shall state that such financial statements present fairly in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows;

                   (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or information statement sent by the Company or any Subsidiary to public securities holders generally (including, without limitation, proxy materials), and (iii) each regular or periodic report (including, without limitation, any report of the Company on Form 8-K), each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases by the Company or any Subsidiary to the public concerning developments that are Material;

                   (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days, after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice to the Company or taken any action with respect to a claimed default hereunder or that any Person has given any notice to the Company or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

CSS Industries, Inc.                                     Note Purchase Agreement



                   (e) ERISA Matters -- (i) promptly, and in any event within thirty days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                            (A) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                            (B) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                            (C) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; and

                  (ii) promptly after receipt thereof by the Company or an ERISA Affiliate or the administrator of any Plan, a copy of any notice from the PBGC that the PBGC is taking steps to institute proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;

                   (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                   (g) Litigation or Other Proceedings -- promptly, and in any event within five Business Days, written notice of any pending or, to the knowledge of the Company, threatened claim in writing of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

CSS Industries, Inc.                                     Note Purchase Agreement


                   (h) Budget -- promptly, and in any event within 60 days after the end of each fiscal year of the Company, a copy of the internally-prepared budget of projected expenses and revenues of the Company and its Subsidiaries for the next succeeding fiscal year of the Company;

                   (i) Accountant's Certificate -- promptly, and in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the certification of the Company's independent public accountants, delivered to the Bank under Section 5.6(a)(ii) of the Bank Loan Agreement with respect to the review by such accountants of such Bank Loan Agreement; and

                   (j) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

         Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                   (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through
         Section 10.8 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                   (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

CSS Industries, Inc.                                     Note Purchase Agreement


         Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                   (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                   (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PREPAYMENT OF THE NOTES.

         Section 8.1. Required Prepayments. On December 13, 2005 and on each December 13 thereafter to and including December 13, 2008, the Company will prepay $10,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or 8.3 or purchase of the Notes permitted by Section 8.6 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

         Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 15 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

CSS Industries, Inc.                                     Note Purchase Agreement


         Section 8.3. Change in Control.

         (a) Notice of Change in Control or Control Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this
Section 8.3. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this
Section 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.3.

         (b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.3, accompanied by the certificate described in subparagraph (g) of this Section 8.3, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this
Section 8.3.

         (c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.3, such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

         (d) Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company not more than 15 days after such holder receives the offer to prepay under subparagraph (c) of this Section 8.3. If the offer is so accepted by any holder of Notes, the Company, not more than 10 days after receipt of the notice of acceptance from such holder, shall give written notice to each holder of Notes that has not so accepted the offer, in which notice the Company shall (i) state the aggregate outstanding principal amount of Notes in respect of which the offer has been accepted and (ii) renew the offer and extend the time for acceptance by stating that any holder of Notes may yet accept the offer, whether theretofore rejected or not, by causing a notice of such acceptance to be delivered to the Company not more than five days after receipt of the Company's notice under this subparagraph (d). A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

CSS Industries, Inc.                                     Note Purchase Agreement



         (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this
Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph
(f) of this Section 8.3.

         (f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, shall be due and payable on, and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

         (g) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

         (h) Effect on Required Payments. The amount of each payment of the principal of the Notes made pursuant to this Section 8.3 shall be applied against and reduce each of the then remaining principal payments due pursuant to
Section 8.1 by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

         (i) "Change in Control" Defined. "Change in Control" means any of the following events or circumstances:

                   (i) any Person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing), or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), other than Jack Farber, any member of his Family or any Family Trust of Jack Farber, are or become the "beneficial owners" (as such term is used in Rules 13d-3 and 13d-15 under the Exchange Act as in effect on the date of the Closing, except that a Person shall be deemed to have "beneficial ownership" of all Securities that such Person has the right to acquire whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company's voting stock normally entitled to vote in the election of directors of the Company; or

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CSS Industries, Inc.                                     Note Purchase Agreement


                  (ii) individuals who, at the beginning of any period of two consecutive years, constitute the Company's board of directors (together with any new director whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the Company's board of directors then in office.

         (j) "Control Event" Defined. "Control Event" means:

                   (i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

                  (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

                 (iii) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

         (k) "Family" Defined. "Family" means, in respect of any individual, the parents of such individual and the lineal descendants of such individual to the second degree of consanguinity.

         (l) "Family Trusts" Defined. "Family Trusts" means, in respect of any individual, any trusts for the exclusive benefit of one or more of such individual and any member of such individual's Family, so long as such individual or a member or members of such individual's Family has the exclusive right to control each such trust.

         Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes (other than partial payment under Section 8.3), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

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CSS Industries, Inc.                                     Note Purchase Agreement


         Section 8.5. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on the Bloomberg Financial Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities

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CSS Industries, Inc.                                     Note Purchase Agreement


         having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (A) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (B) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

CSS Industries, Inc.                                     Note Purchase Agreement


         Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor if and to the extent required in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         Section 9.5. Corporate Existence, etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to
Section 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect the corporate existence of any Subsidiary or any right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         Section 9.6. Notes to Rank Pari Passu. The Notes of the Company are and shall at all times rank at least pari passu as against the assets of the Company with all other present and future unsecured Indebtedness (actual or contingent) of the Company (including, without limitation, any Indebtedness outstanding under the Bank Loan Agreement) which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Company.

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CSS Industries, Inc.                                     Note Purchase Agreement



         Section 9.7. Changes in Status of Subsidiaries. (a) So long as no Default or Event of Default shall have occurred and be continuing, the board of directors of the Company may at any time and from time to time, upon not less than 30 days' prior written notice given to each holder of Notes, designate a previously Unrestricted Subsidiary as a Restricted Subsidiary, provided that immediately after such designation and after giving effect thereto (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Company and its Restricted Subsidiaries would be in compliance with the provisions of Sections 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 hereof, assuming, for purposes of determining such compliance, such previously Unrestricted Subsidiary was a Restricted Subsidiary for the period of four consecutive fiscal quarters of the Company ending on or most recently ended prior to the date of such designation, and provided, further, that the status of such Subsidiary had not previously been changed more than once.

         (b) So long as no Default or Event of Default shall have occurred and be continuing, the Board of Directors of the Company may at any time and from time to time, upon not less than 30 days' prior written notice given to each holder of Notes, designate a previously Restricted Subsidiary (other than (x) a Guarantor which is organized under the laws of the United States or any State thereof and (y) Paper Magic Group (Hong Kong) Limited, a Hong Kong limited company), or a new Subsidiary (other than a new Guarantor which is organized under the laws of the United States or any State thereof) on the date of its formation, as an Unrestricted Subsidiary, provided that such designation is treated as a sale of assets subject to the provisions of Section 10.8 and immediately after such designation and after giving effect thereto (i) no Default or Event of Default shall have occurred and be continuing, (ii) such previously Restricted Subsidiary does not own, directly or indirectly, any Indebtedness, shares of capital stock or any other Securities of the Company or any Restricted Subsidiary and (iii) the Company and its Restricted Subsidiaries would be in compliance with the provisions of Sections 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 hereof, assuming, for purposes of determining such compliance, such previously Restricted Subsidiary was an Unrestricted Subsidiary for the period of four consecutive fiscal quarters of the Company ending on or most recently ended prior to the date of such designation, and provided, further, that the status of such Subsidiary had not previously been changed more than once.

         (c) Any notice of designation pursuant to this Section 9.7 shall be accompanied by a certificate signed by a Responsible Officer of the Company stating that the provisions of this Section 9.7 have been complied with in connection with such designation and setting forth the name of each other Subsidiary (if any) which has or will become a Restricted Subsidiary or an Unrestricted Subsidiary as a result of such designation.

         Section 9.8. Additional Guarantors. The Company will cause each Subsidiary that delivers a guarantee, or otherwise becomes obligated (including, without limitation, as a co-obligor with the Company) to any holder of any Indebtedness of the Company outstanding under the Bank Loan Agreement (or under any credit facility or other Indebtedness instrument replacing all or part of the Bank Loan Agreement) to concurrently enter into a Guaranty Agreement in the form of Exhibit 2 hereto, and within three Business Days thereafter the Company shall deliver to each of the holders of the Notes the following items:

                   (a) an executed counterpart of such Guaranty Agreement;

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CSS Industries, Inc.                                     Note Purchase Agreement



                   (b) such documents and evidence with respect to such Subsidiary as any holder of the Notes may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Guaranty Agreement; and

                   (c) an opinion of counsel satisfactory to the Required Holders to the effect that such Guaranty Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

SECTION 10. NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

        Section 10.1. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except (i) in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate, (ii) the transfer of assets of de minimus value to Unrestricted Subsidiaries, (iii) as permitted by Section 10.5(c) and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate, and (iv) as permitted by Section 10.5(a) and Section 10.5(b)(iii).

        Section 10.2. Minimum Net Worth. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $150,000,000, plus
(b) an aggregate amount equal to 50% of its year-to-date Consolidated Net Income (but, in each case, only if a positive number) for all completed fiscal quarters of the Company during the three fiscal quarter period beginning with the fiscal quarter ended September 30, 2002 and ending with the fiscal quarter ended March 31, 2003, plus (c) an aggregate amount equal to 50% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year of the Company beginning with the fiscal year ended March 31, 2004, plus
(d) an aggregate amount equal to 50% of its year-to-date Consolidated Net Income (but, in each case, only if a positive number) for all completed fiscal quarters of the Company during any uncompleted fiscal year of the Company beginning with the fiscal quarter ended June 30, 2003.

        Section 10.3. Fixed Charge Coverage Ratio. The Company will not, at any time, permit the Fixed Charge Coverage Ratio to be less than 1.25 to 1.

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CSS Industries, Inc.                                     Note Purchase Agreement


        Section 10.4. Leverage Ratio. The Company will not, at any time, permit the Leverage Ratio to exceed (i) 0.55 to 1, from the date of the Closing through December 31, 2002, and (ii) 0.50 to 1, thereafter.

        Section 10.5. Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets in any single transaction or series of transactions to any Person; provided that:

                   (i) any Subsidiary may merge or consolidate with or into, or transfer all or substantially all of its assets to, the Company or any Restricted Subsidiary so long as in (1) any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation, (2) any merger or consolidation involving a Restricted Subsidiary (other than a merger or consolidation with the Company), a Restricted Subsidiary shall be the surviving or continuing corporation,
         (3) any merger, consolidation or transfer involving a Guarantor (other than a merger or consolidation with the Company), a Guarantor shall be the surviving, continuing or acquiring corporation and (4) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist;

                  (ii) the Company may consolidate or merge with or into any other corporation if (1) the corporation which results from such consolidation or merger (the "surviving corporation") is organized under the laws of any state of the United States or the District of Columbia, (2) if the Company is not the surviving corporation, the due and punctual performance and observation of all of the covenants in this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving corporation in form and substance satisfactory to the holders of the Notes and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and
         (3) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist; and

                 (iii) the Company may sell, lease or otherwise dispose of all or substantially all of its assets (provided that any sale, lease or other disposition of Subsidiary Stock of any Restricted Subsidiary must also be permitted under Section 10.5(c)) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the board of directors of the Company) at the time of such sale or other disposition if (1) the acquiring Person is a corporation organized under the laws of any state of the United States or the District of Columbia, (2) the due and punctual performance and observance of all of the covenants in this Agreement to be performed or observed by the Company are expressly assumed in writing by the acquiring corporation in form and substance satisfactory to the holders of the Notes and the acquiring corporation shall furnish

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CSS Industries, Inc.                                     Note Purchase Agreement


         to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (3) at the time of such sale, lease or disposition and immediately after giving effect thereto, no Default or Event of Default would exist.

         (b) The Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets; provided that the foregoing restrictions do not apply to:

                   (i) the sale, lease, transfer or other disposition of assets of the Company or a Restricted Subsidiary to the Company or another Restricted Subsidiary; or

                  (ii) the sale, lease, transfer or other disposition of assets in the ordinary course of business for an amount at least substantially equal to the fair market value thereof; or

                 (iii) the sale or other transfer of Trade Receivables to a Special Purpose Company pursuant to one or more of the Accounts Receivable Securitization and any other Qualifying Securitization Transactions, to the extent that the sum of (A) the aggregate Capital (as such term is defined in the Accounts Receivable Securitization Documents) relating to the Accounts Receivable Securitization and (B) the aggregate amount outstanding under all financing facilities relating to such other Qualifying Securitization Transactions shall not exceed $100,000,000 at any time of determination; or

                  (iv) the sale, lease or other disposition of all or substantially all of the assets of the Company or a Restricted Subsidiary as provided in Section 10.5(a) hereof; or

                   (v) the sale of assets (including Subsidiary Stock disposed of pursuant to Section 10.5(c)) for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:

                            (1) such assets (valued at net book value) do not,
                  together with all other assets of the Company and its Restricted Subsidiaries previously disposed of during the fiscal year in which such sale occurs (other than as permitted by paragraphs (i), (ii), (iii) and (iv) of this Section 10.5), exceed 10% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year;

                            (2) except in the case of the transfer of assets of
                  de minimus value to Unrestricted Subsidiaries, in the opinion of the Company's Board of Directors, the sale is for an amount at least substantially equal to the fair value thereof and is in the best interests of the Company; and

CSS Industries, Inc.                                     Note Purchase Agreement


                            (3) immediately after the consummation of the
                  transaction and after giving effect thereto no Default or Event of Default would exist;

         provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within twelve months of the date of sale of such assets to either (A) the acquisition of assets useful and intended to be used in the operation of the business of the Company and its Restricted Subsidiaries and having a fair market value and earning power (as determined in good faith by the Board of Directors of the Company) at least equal to that of the assets so disposed of or (B) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Funded Indebtedness of the Company then outstanding, provided that the Company may prepay any secured Senior Funded Indebtedness of the Company then outstanding prior to unsecured Senior Funded Indebtedness of the Company. It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in
         Section 8.2

For the avoidance of doubt, the Company and the Purchasers hereby acknowledge that this Section 10.5(b) does not apply to or restrict (x) the declaration or payment of dividends or return of capital by the Company or any Restricted Subsidiary to any shareholder thereof or the repurchase, redemption or retirement of any capital stock of the Company or any Restricted Subsidiary or
(y) any Investments made by the Company or any Restricted Subsidiary, except that, in either case, this Section 10.5(b) shall apply to and restrict any sale, lease, transfer or other disposition thereof.

         (c) The Company and its Restricted Subsidiaries will not sell, transfer or otherwise dispose of any Subsidiary Stock the issuer of which is a Restricted Subsidiary (except (w) to the Company or a Wholly-Owned Restricted Subsidiary,
(x) to qualify directors, (y) in connection with a merger or consolidation permitted under Section 10.5(a)(i) or (z) in connection with sale, transfer or other disposition of Subsidiary Stock whereby the Company maintains its same direct or indirect proportionate interest in the Subsidiary Stock of such Restricted Subsidiary subject to such sale, transfer or other disposition) or any Indebtedness of any Restricted Subsidiary, unless:

                   (i) simultaneously with such sale, transfer or disposition, all shares of Subsidiary Stock and all Indebtedness of such Restricted Subsidiary at the time owned by the Company and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety;

                  (ii) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of Subsidiary Stock and Indebtedness is in the best interest of the Company;

                 (iii) said shares of Subsidiary Stock and Indebtedness are sold, transferred or otherwise disposed of to a Person on terms reasonably deemed by the Board of Directors of the Company to be adequate and satisfactory;







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CSS Industries, Inc.                                     Note Purchase Agreement


                  (iv) the Restricted Subsidiary being disposed of shall not have any continuing investment in the Company or any other Restricted Subsidiary not being simultaneously disposed of; and

                   (v) such sale, transfer or other disposition shall be treated as a disposition under and shall satisfy the requirements of Section 10.5(b) hereof.

         (d) The Company will not permit any Restricted Subsidiary to issue any Subsidiary Stock of such Restricted Subsidiary to any Person other than the Company or a Wholly-Owned Restricted Subsidiary, except (i) to qualify directors, (ii) stock issued to comply with local laws requiring multiple shareholders or (iii) in connection with an issuance of Subsidiary Stock whereby the Company maintains its same direct or indirect proportionate interest in the Subsidiary Stock of such Restricted Subsidiary.

        Section 10.6. Liens and Encumbrances. (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, create or cause or authorize or agree or consent to cause or permit, assume or suffer to exist or remain in effect (upon the happening of a contingency or otherwise), any Lien or claim on its or their Property, whether now owned or hereafter acquired, except for the following (the "Permitted Liens"):

                   (i) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like Persons, or Liens evidencing consignment or bailment arrangements with the Company or any Restricted Subsidiary as consignee or bailee, provided the payment thereof is not at the time required by Section 9.4;

                  (ii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and other like laws and in connection with leases or trade contracts;

                 (iii) purchase money security interests (attaching solely to the fixed asset purchased and securing only the Indebtedness incurred to finance such purchase) from the Company or any Restricted Subsidiary to Persons providing financing for permitted Consolidated Capital Expenditures of the Company or such Restricted Subsidiary, provided that the Indebtedness incurred by the Company or such Restricted Subsidiary with respect to each such asset so purchased shall not exceed the lesser of (A) the cost to the Company or such Restricted Subsidiary of such asset so purchased and (B) the appraised fair market value of such asset at the time of such purchase;

                  (iv) Liens existing on the date of this Agreement and disclosed in Schedule 5.10;

                   (v) any Lien existing on any property (other than on accounts receivable and inventory) acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;







                                      -28-
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CSS Industries, Inc.                                     Note Purchase Agreement


                  (vi) Liens in connection with sales of assets permitted under
         Section 10.5(b)(iii); and

                 (vii) other Liens not otherwise permitted by paragraphs (i) through (vi), provided that the Indebtedness secured by such Liens shall not exceed $1,000,000 in the aggregate outstanding at any one time.

         (b) If the Company or any Subsidiary shall create or assume any Lien upon any of its Property or income or profits therefrom, other than Permitted Liens, it shall make or cause to be made effective provision, in form and substance satisfactory to the Required Holders, whereby the Notes will be secured by such Lien equally and ratably with any and all other indebtedness secured thereby, provided that such provision shall not be deemed for any purpose to represent a consent by any holder of the Notes to such Lien.

        Section 10.7. Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale-and-Leaseback Transaction unless, immediately after giving effect thereto, the aggregate amount of all Attributable Debt of the Company and its Subsidiaries does not exceed 20% of Consolidated Net Worth.

        Section 10.8. Investments. The Company will not and will not permit any Restricted Subsidiary to, make or have outstanding any Investments, other than:

                   (a) property to be used in the ordinary course of business of the Company and its Restricted Subsidiaries;

                   (b) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

                   (c) Investments by the Company and its Restricted Subsidiaries in and to Subsidiaries (other than loans, guarantees or advances to any Unrestricted Subsidiary), including any Investment in a corporation or other Person which, after giving effect to such Investment, will become a Subsidiary or a division of the Company or a Subsidiary;

                   (d) Investments of the Company and its Restricted Subsidiaries existing as of the date of the Closing and described on
         Schedule 10.5 hereto;

                   (e) Investments in commercial paper maturing in 365 days or less from the date of issuance which, at the time of acquisition by the Company or such Restricted Subsidiary, is accorded a rating of "A-1" by S&P, "P-1" by Moody's or an equivalent rating by any other credit rating agency of recognized national standing;

                   (f) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within one (1) year from the date of acquisition thereof;

                   (g) Investments in mutual funds which invest only in either money market securities or direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within one (1) year from the date of acquisition thereof;

                   (h) Investments in negotiable certificates of deposit maturing within one year from the date of acquisition thereof, issued by a bank or trust company organized under the laws of the United States or any State thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A-" or better by S&P or "A3 or better by Moody's;

                   (i) Investments in repurchase agreements with respect to any Security described in clause (f) of this Section 10.8 entered into with a depository institution or trust company acting as principal described in clause (h) of this definition if such repurchase agreements are by their terms to be performed by the repurchase obligor and such repurchase agreements are deposited with a bank or trust company of the type described in clause (h) of this definition;

                   (j) Investments in cash equivalent short term investments maturing within one year from the date of acquisition thereof;

                   (k) Investments in the same or Related Industries (other than loans, guarantees or advances to Affiliates), provided that such Investments are in furtherance of the reasonable business purposes of the Company and its Restricted Subsidiaries and are not speculative in nature; and

                   (l) Investments of the Company and its Restricted Subsidiaries not otherwise permitted in the foregoing clauses (a) through (k); provided that the aggregate amount of all such Investments shall not at any time exceed 10% of Consolidated Net Worth.

        Section 10.9. Line of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage to any substantial extent in any business substantially different from the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of this Agreement as described in the Memorandum.









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CSS Industries, Inc.                                     Note Purchase Agreement


SECTION 11. EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                   (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                   (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                   (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), 10.2, 10.3, 10.4, 10.5, 10.6 or 10.7; or

                   (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                   (e) any representation, warranty or other statement made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in this Agreement, in any Guaranty Agreement or in any document, certificate, instrument or other writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                   (f) (i) the Company, any Guarantor, any Restricted Subsidiary or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company, any Guarantor, any Restricted Subsidiary or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time, the right of the holder of Indebtedness to convert such Indebtedness into equity interests or the giving of notice by the Company, any Guarantor, any Restricted Subsidiary or any Significant Subsidiary of a voluntary prepayment of

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CSS Industries, Inc.                                     Note Purchase Agreement


         such Indebtedness), (x) the Company, any Guarantor, any Restricted Subsidiary or any Significant Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) one or more Persons have the right to require the Company, any Guarantor, any Restricted Subsidiary or any Significant Subsidiary so to purchase or repay Indebtedness in an aggregate outstanding principal amount of at least $10,000,000; or

                   (g) the Company, any Guarantor, any Restricted Subsidiary or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate or other action for the purpose of any of the foregoing; or

                   (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, any Guarantor, any Restricted Subsidiary or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any Restricted Subsidiary, any Significant Subsidiary or any Guarantor, or any such petition shall be filed against the Company, any Restricted Subsidiary, any Significant Subsidiary or any Guarantor and such petition shall not be dismissed within 60 days; or

                   (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 (excluding for purposes of such determination such amount of such judgment or judgments as has been acknowledged in writing by a reputable insurance company of the Company or the applicable Guarantor or Restricted Subsidiary as unconditionally covered by insurance) are rendered against one or more of the Company, its Restricted Subsidiaries and the Guarantors and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged in full within 60 days after the expiration of such stay; or

                   (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to

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CSS Industries, Inc.                                     Note Purchase Agreement


         administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company, any Guarantor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company, any Guarantor or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

                   (k) any Guarantor shall breach any of its obligations under the Guaranty Agreement to which it is a party or such Guaranty Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by a Governmental Authority of competent jurisdiction that such Guaranty Agreement is invalid, void or unenforceable or any Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under such Guaranty Agreement.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

        Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of not less than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

CSS Industries, Inc.                                     Note Purchase Agreement


         Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

        Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

        Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

        Section 12.4. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

        Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

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CSS Industries, Inc.                                     Note Purchase Agreement


        Section 13.2. No Transfers of Notes to Competitors; Transfer and Exchange of Notes. (a) Without the consent of the Company, which consent shall not be unreasonably withheld, no holder of a Note may transfer such Note to a Competitor.

         (b) Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee of a Note, or purchaser of a participation therein, shall, by its acceptance of such Note be deemed to make the same representations to the Company regarding the Note or participation as such holder made pursuant to Section 6.2, provided that such entity may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such entity of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

        Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                   (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                   (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver within five Business Days of receipt of said evidence, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

        Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Philadelphia, Pennsylvania at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

        Section 14.2. Home Office Payment. So long as any Purchaser or any Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

        Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Guaranty Agreement, the Intercreditor Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Guaranty Agreement, the Intercreditor Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Guaranty Agreement, the Intercreditor Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company, any Subsidiary or any Guarantor or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by such Purchaser or holder).

CSS Industries, Inc.                                     Note Purchase Agreement


        Section 15.2. Survival. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

        Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes,
(ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

        Section 17.2. Solicitation of Holders of Notes.

         (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

CSS Industries, Inc.                                     Note Purchase Agreement


         (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.

        Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

        Section 17.4. Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Guaranty Agreement, the Intercreditor Agreement or the Notes, or have directed the taking of any action provided herein, therein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, any Guarantor or any of their respective Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                   (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

CSS Industries, Inc.                                     Note Purchase Agreement


                 (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Vice President of Finance, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "Confidential Information" means information delivered to any holder of any Note by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that was clearly marked or labeled or otherwise adequately identified when received by such holder as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such holder on a non-confidential basis prior to the time of such disclosure,
(b) subsequently becomes publicly known through no act or omission by such holder or any Person acting on such holder's behalf, (c) otherwise becomes known to such holder on a non-confidential basis other than through disclosure by the Company, any Subsidiary or another holder of a Note or (d) constitutes financial statements delivered to such holder under Section 7.1 that are otherwise publicly available. Each holder of a Note will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such holder in good faith to protect confidential information of third parties delivered to such holder, provided that such holder may deliver or disclose Confidential Information to (i) such holder's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such holder's Notes), (ii) such holder's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such holder sells or offers to sell such Note or any part thereof or any participation therein (if

CSS Industries, Inc.                                     Note Purchase Agreement


such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such holder offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such holder's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such holder,
(x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such holder's Notes or this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee or any other holder that shall have previously delivered such a confirmation), such holder will confirm in writing that it is bound by the provisions of this Section 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

         Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in
Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

        Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

CSS Industries, Inc.                                     Note Purchase Agreement


        Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

        Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

        Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by all, of the parties hereto.

        SECTION 22.6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

        Section 22.7. Consent to Jurisdiction and Service of Process. (a) To the extent permitted by applicable law, the Company (i) hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the rights of any holder of a Note to remove to the United States District Court for the Southern District of New
York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, or the subject matter hereof or any of the transactions contemplated hereby or thereby brought by any holder of the Notes, (ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court, and (iii) hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is improper or that this Agreement, or the subject matter hereof may not be enforced in or by such court.

CSS Industries, Inc.                                     Note Purchase Agreement


         (b) A final judgment obtained in respect of any action, suit or proceeding referred to in this Section 22.7 shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any manner as provided by applicable law. The Company hereby consents to service of process by registered mail, Federal Express, or similar courier at its address set forth in
Section 18, it being agreed that service in such manner shall constitute valid service upon or its respective successors or assigns in connection with any such action or proceeding only; provided, however, that nothing in this Section 22.7 shall affect the right of any holder of the Notes to serve legal process in any other manner permitted by applicable law.

                                    * * * * *

CSS Industries, Inc.                                     Note Purchase Agreement


         The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.

                                            Very truly yours,

                                            CSS INDUSTRIES, INC.



                                            By _________________________________
                                               Name:
                                               Title:

Accepted as of December __, 2002

                                            CONNECTICUT GENERAL LIFE INSURANCE
                                              COMPANY

                                            By: CIGNA Investment, Inc.
                                                (authorized agent)



                                              By: ______________________________
                                                  Name:
                                                  Title:

                                            NATIONWIDE LIFE INSURANCE COMPANY



                                            By: ________________________________
                                                Name:
                                                Title:


                                            NATIONWIDE LIFE INSURANCE COMPANY OF
                                              AMERICA



                                            By: ________________________________
                                                Name:
                                                Title:

CSS Industries, Inc.                                     Note Purchase Agreement



                                            NATIONWIDE LIFE AND ANNUITY
                                              INSURANCE COMPANY



                                            By: ________________________________
                                                Name:
                                                Title:

                                             PACIFIC LIFE INSURANCE COMPANY



                                            By: ________________________________
                                                Name:
                                                Title:



                                            By: ________________________________
                                                Name:
                                                Title:

                       INFORMATION RELATING TO PURCHASERS

                   NAME AND ADDRESS                                             PRINCIPAL AMOUNT OF NOTES
                     OF PURCHASER                                                    TO BE PURCHASED

CONNECTICUT GENERAL LIFE INSURANCE COMPANY                                             $25,000,000
c/o CIGNA Retirement & Investment Services                                     (Seven Notes:  $9,000,000,
280 Trumbull Street                                                              $6,100,000, $3,100,000,
Hartford, Connecticut  06103                                                     $3,000,000, $1,800,000,
Attention: Private and Alternative Investments, H16B                             $1,000,000, 1,000,000)
Fax: 860-534-7203

Payments

All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

         J. P. Morgan Chase Bank
         BNF=CIGNA Private Placements/AC=9009001802
         ABA #021000021
         OBI=CSS Industries, Inc.; 4.48% Senior Notes due 2009; 125906 A* 8; [due date and application (as among principal, premium and interest of the payment being made); contact name and phone].

Address for Notices Related to Payments:

         CIG & Co.
         c/o Cigna Investments, Inc.
         Attention:  Securities Processing, H05P
         280 Trumbull Street
         Hartford, Connecticut  06103

         CIG & Co.
         c/o Cigna Retirement & Investment Services
         Attention:  Private and Alternative Investments, H16B
         280 Trumbull Street
         Hartford, Connecticut  06103
         Fax:  860-534-7203

         with a copy to:

         J. P. Morgan Chase Bank
         Private Placement Servicing
         P. O. Box 1508
         Bowling Green Station
         New York, New York 10081
         Attention: Cigna Private Placements
         Fax:  212-552-3107/1005

                                   SCHEDULE A
                          (to Note Purchase Agreement)


Address for All Other Notices:

         CIG & Co.
         c/o Cigna Retirement & Investment Services
         Attention:  Private and Alternative Investments, H16B
         280 Trumbull Street
         Hartford, Connecticut  06103
         Fax:  860-534-7203

Name of Nominee in which Notes are to be issued:  CIG & Co.

Taxpayer I.D. Number for CIG & Co.:  13-3574027

                       INFORMATION RELATING TO PURCHASERS

                   NAME AND ADDRESS               PRINCIPAL AMOUNT OF NOTES
                     OF PURCHASER                      TO BE PURCHASED

NATIONWIDE LIFE INSURANCE COMPANY                        $6,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities
Facsimile:  (614) 249-4553

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "CSS Industries, Inc., 4.48% Senior Notes due 2009, PPN 125906 A* 8, principal, premium or interest") to:

         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Life Insurance Company
         Attention:  P&I Department
         PPN #125906 A* 8
         Security Description:  ______________________

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Life Insurance Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey 07195
         Attention: P&I Department

         With a copy to:

         Nationwide Life Insurance Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio  43215-2220
         Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-4156830

                       INFORMATION RELATING TO PURCHASERS

                   NAME AND ADDRESS                PRINCIPAL AMOUNT OF NOTES
                     OF PURCHASER                       TO BE PURCHASED

NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA              $2,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "CSS Industries, Inc., 4.48% Senior Notes due 2009, PPN 125906 A* 8, principal, premium or interest") to:

         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Life Insurance Company of America
         Attention:  P&I Department
         PPN #125906 A* 8
         Security Description:  ______________________

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Life Insurance Company of America
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey 07195
         Attention: P&I Department

         With a copy to:

         Nationwide Life Insurance Company of America
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio  43215-2220
         Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number: 23-0990450

                       INFORMATION RELATING TO PURCHASERS

                   NAME AND ADDRESS                   PRINCIPAL AMOUNT OF NOTES
                     OF PURCHASER                          TO BE PURCHASED

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY                 $7,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "CSS Industries, Inc., 4.48% Senior Notes due 2009, PPN 125906 A* 8, principal, premium or interest") to:

         The Bank of New York
         ABA #021-000-018
         BNF:  IOC566
         F/A/O Nationwide Life and Annuity Insurance Company
         Attention:  P&I Department
         PPN #125906 A* 8
         Security Description:  __________________

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Life and Annuity Insurance Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey 07195
         Attention: P&I Department

         With a copy to:

         Nationwide Life and Annuity Insurance Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio  43215-2220
         Attention:  Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-1000740

                   NAME AND ADDRESS                    PRINCIPAL AMOUNT OF NOTES
                     OF PURCHASER                           TO BE PURCHASED

PACIFIC LIFE INSURANCE COMPANY                                $10,000,000
700 Newport Center Drive                               (Six Notes:  $5,000,000,
Newport Beach, California  92660-6397                   $1,000,000, $1,000,000,
Attention:  Securities Department                       $1,000,000, $1,000,000,
Telefacsimile:  (949) 219-5406                                $1,000,000)

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "CSS Industries, Inc., 4.48% Senior Notes due 2009, PPN 125906 A* 8, principal, premium or interest") to:

         Boston Safe Deposit and Trust Company
         ABA #0110-0123-4/BOS SAFE DEP
         DDA 125261
         Attention: MBS Income CC:  1253
         A/C Name:  Pacific Life General Account/PLCF1810132
         Regarding: CSS Industries, Inc., 4.48% Senior Notes due 2009,
                    PPN 125906 A* 8

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed:

         Mellon Trust
         Attention:  Pacific Life Accounting Team
         Three Mellon Bank Center
         AIM #153-3610
         Pittsburgh, Pennsylvania  15259
         Telefacsimile:  (412) 236-7529

         and

         Pacific Life Insurance Company
         Attention:  Securities Administration - Cash Team
         700 Newport Center Drive
         Newport Beach, California  92660-6397
         Telefacsimile:  (949) 640-4013

Name of Nominee in which Notes are to be issued:  Mac & Co.

General Taxpayer I.D. Number: 95-1079000

GENERAL PROVISIONS

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

DEFINITIONS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Accounts Receivable Securitization" means the trade receivables purchase facility between the Company and Market Street Funding Corporation on terms pursuant to which the Company and certain of its Subsidiaries will sell or grant a security interest in its Trade Receivables or an undivided interest therein.

         "Accounts Receivable Securitization Documents" means the Receivables Purchase Agreement among the Company, Funding, Market Street Funding Corporation and PNC Bank, National Association and any other documents executed in connection with the Accounts Receivable Securitization as modified, amended or restated from time to time.

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Attributable Debt" means, as to any particular lease relating to a Sale-and-Leaseback Transaction, the present value of all Lease Rentals required to be paid by the Company or any Subsidiary under such lease during the remaining term thereof (determined in accordance with generally accepted financial practice using a discount factor equal to the interest rate implicit in such lease if known or, if not known, of 10% per annum).

         "Bank Loan Agreement" means that certain Loan Agreement dated as of April 30, 2001 by and among the Company, as borrower, PNC Bank, National Association, as administrative agent, PNC Capital Markets, Inc., as lead arranger, Fleet National Bank and First Union National Bank, as co-documentation agents, and the lending institutions listed therein, as the same may be further amended, supplemented, modified, renewed or replaced from time to time, and any agreements entered into in connection with any replacement facility.

                                 EXHIBIT 4.4(c)
                          (to Note Purchase Agreement)

         "Banks" means each of the banks and other financial institutions which are parties to the Bank Loan Agreement from time to time.

         "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Philadelphia, Pennsylvania are required or authorized to be closed.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Change of Control" is defined in Section 8.3(i).

         "Closing" is defined in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Company" means CSS Industries, Inc., a Delaware corporation.

         "Competitor" shall mean any Person directly or indirectly through its Affiliates has substantial operations related to the design, manufacture, procurement and sale to mass market retailers of seasonal, social expression products, including any of the following: gift wrap, gift bags, boxed greeting cards, gift tags, tissue paper, paper and vinyl decorations, classroom exchange Valentines, decorative ribbons and bows, Halloween masks, costumes, make-ups and novelties, Easter egg dyes and novelties and educational products, provided that:

                   (a) the provision of investment advisory services by a Person (an "Advisor") to a Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not of itself cause such Advisor providing such services to be deemed to be a Competitor; and

                   (b) in no event shall an Institutional Investor be deemed a Competitor unless such Institutional Investor controls, or is controlled by, or is under common control with, a Person that is substantially engaged in the design, manufacture, procurement and sale to mass market retailers of seasonal, social expression products, including any of the following: gift wrap, gift bags, boxed greeting cards, gift tags, tissue paper, paper and vinyl decorations, classroom exchange Valentines, decorative ribbons and bows, Halloween masks, costumes, make-ups and novelties, Easter egg dyes and novelties and educational products.








                                   E-4.4(c)-2

         "Confidential Information" is defined in Section 20.

         "Consolidated Amortization Expense" means, for any Person, for any period, the consolidated amortization expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries.

         "Consolidated Capital Expenditures" means, for any Person, for any period, the aggregate gross increase during that period in the property, plant or equipment reflected in the consolidated balance sheet of such Person and its consolidated Subsidiaries, but excluding expenditures made in connection with the replacement, substitution or restoration of assets (a) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced; provided, however, that "Consolidated Capital Expenditures" shall in any event exclude the purchase price paid in connection with the acquisition of any other Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment.

         "Consolidated Capitalization" means, for any Person, at any time, the sum of such Person's (a) Consolidated Funded Debt plus (b) Consolidated Net Worth, determined on a consolidated basis for such Person and its consolidated Subsidiaries.

         "Consolidated Depreciation Expense" means, for any Person, for any period, the consolidated depreciation expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries.

         "Consolidated EBITDA" means, for any Person, for any period, the difference between (a) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Tax Expense, (iii) Consolidated Interest Expense, (iv) Consolidated Amortization Expense, (v) Consolidated Depreciation Expense and (vi) all non-cash charges resulting from the application of Financial Accounting Standard No. 142 (with respect to clauses
(ii) through (v) of this definition, to the extent such amounts were deducted in computing Consolidated Net Income) and (b) the amounts for such period of after-tax net gains on sales of fixed assets and other after-tax extraordinary gains to the extent included in Consolidated Net Income, excluding sales in the ordinary course of business not to exceed $300,000 in the aggregate for any fiscal year, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries.

         "Consolidated Funded Debt" means, for any Person, on any date, without duplication, the aggregate outstanding principal amount of (i) Indebtedness recorded on a consolidated balance sheet of such Person prepared in accordance with GAAP, (ii) the items described in clause (c) of the definition of "Indebtedness" whether or not recorded on a consolidated balance sheet of such Person and (iii) all Capital (as that term is defined in the Accounts Receivable Securitization Documents) under the Accounts Receivable Securitization and all amounts outstanding under all financing facilities relating to any other Qualifying Securitization Transactions; in each case of such Person and its consolidated Subsidiaries, all determined on a consolidated basis after elimination of all intercompany items.







                                   E-4.4(c)-3

         "Consolidated Interest Expense" means, for any Person, for any period, the total interest expense of such Person and its consolidated Subsidiaries, as would be shown on an income statement prepared in accordance with GAAP, and in any event including interest in respect of the Revolving Credit Loan, Discount (as such term is defined in the Accounts Receivable Securitization Documents) payable in respect of the Accounts Receivable Securitization and interest and discount in respect of amounts outstanding under all financing facilities relating to any other Qualifying Securitization Transactions whether or not such interest is shown on such income statement.

         "Consolidated Net Income" means, for any Person, for any period, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined on a consolidated basis in accordance with GAAP for such Person and its consolidated Subsidiaries; provided, however, that there shall be excluded:

                   (a) the income (or loss) of any other Person (other than Subsidiaries of such Person) in which any third Person (other than such Person or any of its Subsidiaries) has a joint interest with such Person, except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period (subject to clause
         (c) below),

                   (b) the income (or loss) of any other Person accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries or all or substantially all of such other Person's assets are acquired by such Person or any of its consolidated Subsidiaries, except (with respect to a Subsidiary previously accounted for on the equity basis of accounting) to the extent of the income (or loss) actually paid to such Person or any of its Subsidiaries by such other Person relating to such period in cash, and

                   (c) the income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that consolidated Subsidiary, except to the extent of the cash dividends or cash distributions actually paid to such Person or any of its other Subsidiaries by such consolidated Subsidiary during such period.

         "Consolidated Net Worth" means, as of the date of determination, all items which, in accordance with GAAP, would be included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries, as of the end of the immediately preceding fiscal quarter of the Company.

         "Consolidated Rental Payments" means, for any period, the aggregate amount of all rents paid or to be incurred under all operating leases of the Company and the Subsidiaries of the Company as lessees (net of sublease income) during such period.







                                   E-4.4(c)-4

         "Consolidated Tax Expense" means, for any Person, for any period, the consolidated income tax expense and/or benefit of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries, less any tax expense associated with gains on sales (excluding sales in the ordinary course of business) of fixed assets and other extraordinary gains to the extent such gains are included in Consolidated Net Income.

         "Consolidated Total Assets" means, for any Person, all of the assets of such Person as would be shown on such Person's balance sheet prepared in accordance with GAAP, determined on a consolidated basis for such Person and its consolidated Subsidiaries.

         "Control Event" is defined in Section 8.3(j).

         "Current Maturities of Funded Indebtedness" means, at any time and with respect to any item of Funded Indebtedness, the portion of such Funded Indebtedness outstanding at such time which by the terms of such Funded Indebtedness or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its "base" or "prime" rate.

         "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "Event of Default" is defined in Section 11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.







                                   E-4.4(c)-5

         "Fixed Charge Coverage Ratio" means, at any time, the ratio of (a) the sum of the Company's (i) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time, less (ii) Consolidated Capital Expenditures for such period, plus (iii) Consolidated Rental Payments for such period to (b) the sum of (i) the current portion of principal on all long-term Indebtedness of the Company and its Subsidiaries (excluding the Revolving Credit Loan, the Accounts Receivable Securitization and any other Qualifying Securitization Transactions) for such period, plus (ii) Consolidated Interest Expense of the Company (including interest in respect of the Revolving Credit Loan, Discount (as defined in the Accounts Receivable Securitization Documents) payable in respect of the Accounts Receivable Securitization and interest in respect of amounts outstanding under all financing facilities relating to any other Qualifying Securitization Transactions) for such period, plus (iii) Consolidated Tax Expense of the Company for such period, plus (iv) Consolidated Rental Payments for such period.

         "Funded Indebtedness" means, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, provided that Funded Indebtedness shall include, as at any date of determination, Current Maturities of Funded Indebtedness.

         "Funding" means CSS Funding LLC, a Delaware limited liability company and a wholly-owned, indirect, bankruptcy-remote Subsidiary of the Company.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means

                   (a) the government of

                            (i) the United States of America or any State or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                   (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.







                                   E-4.4(c)-6

         "Guarantors" means each of (i) The Paper Magic Group, Inc., a Pennsylvania corporation, (ii) Berwick Delaware, Inc., a Delaware corporation,
(iii) Berwick Offray LLC, a Pennsylvania limited liability company, (iv) Cleo, Inc., a Tennessee corporation, (v) Cleo Delaware, Inc., a Delaware corporation,
(vi) Lion Ribbon Company, Inc., a Delaware corporation, (vii) Philadelphia Industries, Inc., a Delaware corporation, (viii) LLM Holdings, Inc., a Delaware corporation, (ix) The Paper Magic Group, Inc., a Delaware corporation, (x) Don Post Studios, Inc., a Delaware corporation, (xi) Paper Magic Group (Hong Kong) Limited, a Hong Kong limited company, (xii) Crystal Creative Products, Inc., an Ohio corporation, and any Person that is required to execute and deliver a Guaranty Agreement pursuant to Section 9.8 after the date of the Closing.

         "Guaranty Agreements" means the Subsidiary Guaranty Agreements of the Guarantors in favor of the Noteholders, each in the form attached hereto as
Exhibit 2, including, without limitation, Subsidiary Guaranty Agreements executed and delivered pursuant to Section 9.8 after the date of the Closing.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "Hedge Agreement" means any contract or agreement providing for any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap, currency swap or any other similar transaction entered into to protect against the risk of fluctuation in interest rates or foreign exchange rates.

         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "Indebtedness" means, with respect to any Person, without duplication:

                   (a) all indebtedness of such Person for borrowed money,

                   (b) the deferred purchase price of assets or services which in accordance with GAAP would be shown as a liability on the balance sheet of such Person,

                   (c) the face amount of all outstanding letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder,

                   (d) all Indebtedness of a second Person secured by any Lien on any Property owned by such first Person, whether or not such Indebtedness has been assumed by such first Person, limited to the fair market value of the Property subject to such Lien,

                   (e) all capitalized lease obligations of such Person,






                                   E-4.4(c)-7

                   (f) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted (i.e., take-or-pay and similar obligations),

                   (g) all obligations of such Person under interest rate agreements,

                   (h) without duplication, all contingent obligations of such Person required to be reflected as a liability on the balance sheet of such Person prepared in accordance with GAAP,

                   (i) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments required to be reflected as a liability on the balance sheet of such Person prepared in accordance with GAAP,

                   (j) all obligations of such Person upon which interest charges are customarily paid, and

                   (k) current obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock (with redeemable preferred stock being valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends);

provided, however, that Indebtedness shall not include trade payables, accrued expenses, accrued dividends, deferred compensation, accrued income taxes, deferred income taxes and minority interests in Subsidiaries.

         "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Intercreditor Agreement" is defined in Section 2(c).

         "Investment" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (i) in any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, guarantee, advance, capital contribution or otherwise, or (ii) in any property; provided, however, that non-speculative Hedge Agreements of the Company or any of its Subsidiaries shall not be considered "Investments."

         "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer of the Company on a reasonable basis and in good faith.





                                   E-4.4(c)-8

         "Leverage Ratio" means, at any time, the ratio of (a) Consolidated Funded Debt of the Company as of the end of the immediately preceding fiscal quarter to (b) Consolidated Capitalization of the Company as of the end of such immediately preceding fiscal quarter.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Make-Whole Amount" is defined in Section 8.7.

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement, any Guaranty Agreement, the Intercreditor Agreement or the Notes.

         "Memorandum" is defined in Section 5.3.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "Notes" is defined in Section 1.

         "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Permitted Liens" is defined in Section 10.6(a).







                                   E-4.4(c)-9

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "property" or "properties" means, unless otherwise specifically limited, real, personal or mixed property of any kind, tangible or intangible, choate or inchoate.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Qualifying Securitization Transaction" means a bona fide securitization transaction effected under terms and conditions customary in the capital markets and consisting of sales of Trade Receivables by the Company or a Restricted Subsidiary to a Special Purpose Company which in turn sells and/or pledges such Trade Receivables (or undivided interests therein) to a commercial paper conduit or other financing source (whether with or without recourse to the Special Purpose Company), and as to which each of the following conditions shall be satisfied: (i) such sales to the Special Purpose Company are not accounted for under GAAP as secured loans, (ii) such transactions are, in the good faith opinion of a Senior Financial Officer of the Company, for fair value and in the best interests of the Company and its Restricted Subsidiaries, and (iii) recourse to the Company or any Restricted Subsidiary in connection with any such sale of Trade Receivables is limited to repurchase, substitution or indemnification obligations customarily provided for in asset securitization transactions and arising from breaches of representations or warranties made by the Company or such Restricted Subsidiary in connection with such sale.

         "Related Industries" means businesses and industries fundamentally related to the business of the Company and its Restricted Subsidiaries as described in the Memorandum.

         "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "Restricted Subsidiary" means, at any time, any of (a) the Guarantors which are organized under the laws of the United States or any State thereof,
(b) Paper Magic Group (Hong Kong) Limited, a Hong Kong limited company, and (c) any other Subsidiary of the Company (i) which is organized under the laws of the United States or any State thereof, (ii) which conducts the major portion of its business in, and makes the major portion of its sales to Persons located in, the United States, and (iii) which is either (A) not designated as an Unrestricted Subsidiary on the date of the Closing in Schedule 5.4 or in the most recent notice with respect thereto delivered pursuant to Section 9.7(b), or (B) designated a Restricted Subsidiary in the most recent notice with respect thereto delivered pursuant to Section 9.7(a).






                                   E-4.4(c)-10

         "Revolving Credit Loan" means the revolving line of credit established for the benefit of the Company under the Bank Loan Agreement.

         "Sale-and-Leaseback Transaction" means a transaction or series of transactions pursuant to which the Company or any Subsidiary shall sell or transfer to any Person (other than the Company or a Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

         "SEC" means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions.

         "Security" has the meaning set forth in Section 2(l) of the Securities Act of 1933, as amended.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Senior Financial Officer" means the chief financial officer, treasurer, chief accounting officer or vice president of finance of the Company.

         "Senior Funded Indebtedness" means all Funded Indebtedness of the Company which is not expressed to be subordinate to or junior in rank to any other Indebtedness of the Company.

         "Significant Subsidiary" means at any time any Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the SEC in effect on the date of the Closing) of the Company.

         "Special Purpose Company" means any Person created in connection with a Qualifying Securitization Transaction, provided, that any Special Purpose Company shall not own any property or conduct any activities other than those properties and activities which are reasonably required to be owned and conducted in connection with the involvement of such Person in Qualifying Securitization Transactions.









                                   E-4.4(c)-11

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

         "Trade Receivables" means indebtedness and other obligations owed to the Company or any Subsidiary, whether constituting accounts, chattel paper, instruments or general intangibles, arising in connection with the sale of goods and services by the Company or such Subsidiary to commercial customers, including, without limitation, the obligation to pay any finance charges or fees with respect thereto, and agreements relating thereto, collateral securing the foregoing, books and records relating thereto and all proceeds thereof.

         "Unrestricted Subsidiary" means any Subsidiary which is not a Restricted Subsidiary.

         "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.













                                   E-4.4(c)-12